As filed with the Securities and Exchange Commission on September 29, 2025

Registration No. 333-290238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOP SHIPS INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N.A. (I.R.S. Employer Identification No.)

TOP Ships Inc.

20 Iouliou Kaisara Str,

19002 Paiania, Athens, Greece

Tel: + 30 210 812 8107

(Address and telephone number of Registrant’s principal executive offices)

With copy to:

Will Vogel

Watson Farley & Williams LLP

120 West 45th Street

New York, New York 10019

+1 (212) 922-2200 (telephone number)

+1 (212) 922-1512 (facsimile number)

Will Vogel

Watson Farley & Williams LLP

120 West 45th Street

New York, New York 10019

+1 (212) 922-2200 (telephone number)

+1 (212) 922-1512 (facsimile number)

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $200,000,000 in the aggregate of the securities identified below from time to time in one or more offerings and up to 837,094 common shares underlying previously-issued common stock purchase warrants; and

•

an at-the-market prospectus supplement (the “ATM Prospectus”) covering the offering, issuance and sale by us of our common shares (including related preferred share purchase rights), having an aggregate offering price of up to $5,800,000, that may be issued and sold under an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC. as our sales agent or principal.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The ATM Prospectus immediately follows the base prospectus. The common shares that may be offered, issued and sold by the registrant under the ATM Prospectus are included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Distribution Agreement, any portion of the $5,800,000 included in the ATM Prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $5,800,000 of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2025

PRELIMINARY PROSPECTUS

$200,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights, Depositary Shares and Units

and

837,094 Common Shares underlying previously-issued Warrants

TOP Ships Inc.

Through this prospectus we may periodically offer our:

(1)	common shares (including related preferred stock purchase rights);

(2)	preferred shares;

(3)	debt securities;

(4)	warrants;

(5)	purchase contracts;

(6)	rights;

(7)	depositary shares; and

(8)	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of the above securities issued under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

In addition, this prospectus relates to the issuance of up to 837,094 of our common shares, including related preferred stock purchase rights, upon exercise of warrants previously issued pursuant to a securities purchase agreement as part of the Company’s registered direct offering of units that was completed on February 16, 2023, (the “Warrants”).

Our common shares are currently listed on the NYSE American LLC (the “NYSE American”) under the symbol “TOPS”.

The aggregate market value of our outstanding common shares held by non-affiliates as of September 29, 2025 is approximately $6,773,501, based on 1,254,352 common shares held by non-affiliates, and a closing price of our common shares on the NYSE American of $5.40 on September 11, 2025. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to, and including, the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 7, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a shelf registration process. Under the shelf registration process, we may sell common shares (including related preferred stock purchase rights), shares of preferred stock, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings up to a total dollar amount of $200,000,000, and we may issue common shares pursuant to the terms of certain of our outstanding warrants. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement of which this prospectus forms a part, which you can obtain from the SEC as described below under the section entitled “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Without limiting the generality of the foregoing, all statements in this registration statement concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, dividend payments, future financial results and liquidity are forward-looking statements. In addition, we, through our senior management, from time to time may make forward-looking public statements concerning our expected future operations and performance and other developments.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on the NYSE American or another trading market;

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation and our vessel operations, including purported discharge of pollutants;

•	changes in general economic and business conditions;

2

•	general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists or other hostilities or conflicts, including the war in Ukraine, the war between Israel and Hamas or the Houthi crisis in and around the Red Sea;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•	the length and severity of public health threats, epidemics and pandemics and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets and governmental responses thereto; and

•	other important factors discussed in “Item 3. Key Information-D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2024 or described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive office is located outside of the United States in Greece. Some of our directors officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, directors or officers and such experts based on those laws.

3

SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries, and “TOP Ships Inc.” refers only to TOP Ships Inc. and not to its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Further, unless otherwise indicated, the information presented in this prospectus gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on September 23, 2022, and a one-for-twelve reverse stock split of our issued and outstanding common shares effective on September 29, 2023.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, three 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Current Fleet

The following tables present our fleet list as of the date of this prospectus:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	WECO Tankers A/S	May 2027	1 year	$20,500 / $22,500

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	December 10, 2025	none	$24,000
M/T Eco Beverly Hills	157,000	Trafigura	December 1, 2025	none	$24,000

4

Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2028	1+1 years	$36,000 up to January 2025 and $41,500 afterwards / $44,000 / $46,000
M/T Legio X Equestris	300,000	Trafigura	March 2028	1+1 years	$35,750 up to March 2025 and $41,500 afterwards / $44,000 / $46,000

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	August 2031	1+1 years	$19,500 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	August 2031	1+1 years	$19,500 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the NYSE American  under the symbol “TOPS.” The current address of our principal executive office is 20 Iouliou Kaisara Str, 19002 Paiania, Athens, Greece. The telephone number of our principal executive office is +30 210 812 8107. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

5

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of our:

1.	common shares, including related preferred stock purchase rights;

2.	preferred shares;

3.	debt securities;

4.	warrants;

5.	purchase contracts;

6.	rights;

7.	depository shares; and

8.	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find More Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement to this prospectus.

Assuming the full exercise for cash of all of the remaining outstanding Warrants at the exercise price of $16.20 per common share, we would receive proceeds of approximately $13.6 million. We intend to use any proceeds received from the exercise of the Warrants for general corporate and working capital purposes and asset acquisitions in connection with our growth strategy. However, we have not currently identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any asset that we are able to identify. However, there is no assurance that the holders of the outstanding Warrants will elect to exercise any or all of the warrants, either for cash or at all.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

To the extent applicable, information about the amount by which the offering price per share of our securities issued pursuant to this prospectus exceeds the net tangible book value per share of our securities following such issuance will be included in a prospectus supplement.

7

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 4,626,197 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 preferred shares with par value of $0.01, of which 100,000 Series D Preferred Shares were issued and outstanding as of the date of this prospectus.

For a description of our capital stock, see “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.

8

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, report we file with the SEC under the Exchange Act as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured;

9

•	the applicability and terms of any guarantees;

•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the appliable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

10

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

2.	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

4.	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

6.	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

11

7.	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in any applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

12

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.

We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name the owner or their nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, the owner or their nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

13

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

14

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

15

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

16

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary's liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find More Information.”

17

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, common shares (including preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:

•	the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

18

TAX CONSIDERATIONS

Our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein, as updated by annual and other reports and document we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

19

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus, other than the Equity Distribution Agreement, entered into with Maxim Group LLC on May 24, 2024.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

20

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

In addition, we are offering up to 837,094 common shares issuable upon the exercise of outstanding February 2023 Warrants which were previously issued as part of a registered direct offering of units that was completed on February 14, 2023. Each February 2023 Warrant has an exercise price of $16.20 per common share and may be exercised any time after the issuance date until exercised in full. The February 2023 Warrants were issued and previously registered pursuant to our effective registration statement on Form F-3 (File No. 333-267170). Notwithstanding the foregoing, the common shares issuable upon the exercise of the February 2023 Warrants will not be offered through underwriters, or brokers or dealers. Any common shares issued upon exercise of the February 2023 Warrants will be issued pursuant to the terms of the February 2023 Warrants. A summary of the terms of the February 2023 Warrants is included in the section entitled “Description of Capital Stock and Securities We Are Offering” in the prospectus supplement filed with the SEC on February 16, 2023, which is incorporated by reference herein. Such summary is subject to and qualified in its entirety by the Form of Common Stock Purchase Warrant attached as Exhibit 4.3 to our Report on Form 6-K filed with the SEC on February 16, 2023 and incorporated by reference herein.

21

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$4,152
FINRA filing fee	$*
NYSE American listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent fees and expenses	$*
Indenture trustee fees and expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Top Ships Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to the Top Ships Inc. annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement with respect to the securities offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of NYSE American, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

22

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our registration statement on Form 8-A12G, as amended, filed with the Commission on July 21, 2004, registering our common stock under Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our registration statement on Form 8-A12B, as amended, filed with the Commission on September 22, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 14, 2025;

•	our report on Form 6-K filed with the Commission on April 15, 2025;

•	our report on Form 6-K filed with the Commission on June 4, 2025;

•	our report on Form 6-K filed with the Commission on June 5, 2025;

•	our report on Form 6-K filed with the Commission on June 26, 2025;

•	our report on Form 6-K filed with the Commission on July 31, 2025;

•	our report on Form 6-K filed with the Commission on August 6, 2025;

•	our report on Form 6-K filed with the Commission on August 20, 2025; and

•	our report on Form 6-K filed with the Commission on September 12, 2025.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Top Ships Inc.

20 Iouliou Kaisara Str, 19002 Paiania,

Athens, Greece

+ 30 210 812 8107 (telephone number)

23

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2025

PROSPECTUS SUPPLEMENT

Up to $5,800,000 of Common Shares

We entered into an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share (which are also registered pursuant to this prospectus supplement). In accordance with the terms of the Distribution Agreement, we may, through our sales agent, offer and sell from time to time our common shares, par value $0.01 per share, having an aggregate offering amount of up to $5,800,000 (the “Aggregate Offering Amount”).

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the NYSE American LLC (“NYSE American”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

The transaction fee payable for sales of our common shares will be up to 3.0% of the gross sales price of all common shares sold from time to time pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts.

Our common shares are traded on the NYSE American under the symbol “TOPS.”

The aggregate market value of our outstanding common shares held by non-affiliates as of September 29, 2025 is approximately $6,773,501, based on 1,254,352 common shares held by non-affiliates, and a closing price of our common shares on the NYSE American of $5.40 on September 11, 2025. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar-month period that ends on and includes the date hereof.

The aggregate market value of our outstanding common shares held by non-affiliates as of May 24, 2024, the date of entry into the Distribution Agreement, was approximately $17,548,913.65, based on 4,626,197 common shares outstanding, of which 1,249,033 were held by non-affiliates, and a closing price of $14.05 on March 27, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to the Distribution Agreement under this prospectus supplement exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3 as of the time of execution of the Distribution Agreement.

Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission (the “Commission”), that are incorporated by reference herein for more information, before you make any investment in our common shares.

None of the Securities and Exchange Commission, or the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Sales Agent

Maxim Group LLC

The date of this prospectus supplement is                    , 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently-filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Without limiting the generality of the foregoing, all statements in this registration statement concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, dividend payments, future financial results and liquidity are forward-looking statements. In addition, we, through our senior management, from time to time may make forward-looking public statements concerning our expected future operations and performance and other developments.

The forward-looking statements in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

S-2

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on the NYSE American or another trading market;

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation and our vessel operations, including purported discharge of pollutants;

•	changes in general economic and business conditions;

•	general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists or other hostilities or conflicts, including the war in Ukraine, the war between Israel and Hamas or the Houthi crisis in and around the Red Sea;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•	the length and severity of public health threats, epidemics and pandemics and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets and governmental responses thereto; and

•	other important factors discussed in “Item 3. Key Information-D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2024 or described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

S-3

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive office is located outside of the United States in Greece. Some of our directors officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, directors or officers and such experts based on those laws.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is in the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars.

References in this prospectus supplement to our common shares and earnings per share amounts, as well as warrant shares eligible for purchase under our warrants and exercise price of said warrants in this prospectus supplement, are adjusted to reflect the consolidation of our common shares through reverse stock splits, including the 20-to-1 reverse stock split which became effective as of September 23, 2022 and the 12-to-1 reverse stock split which became effective as of September 29, 2023.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus supplement, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, three 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Current Fleet

The following tables present our fleet list as of the date of this prospectus supplement:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	WECO Tankers A/S	May 2027	1 year	$20,500 / $22,500

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	December 10, 2025	none	$24,000
M/T Eco Beverly Hills	157,000	Trafigura	December 1, 2025	none	$24,000

S-5

Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2028	1+1 years	$36,000 up to January 2025 and $41,500 afterwards / $44,000 / $46,000
M/T Legio X Equestris	300,000	Trafigura	March 2028	1+1 years	$35,750 up to March 2025 and $41,500 afterwards / $44,000 / $46,000

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	August 2031	1+1 years	$19,500 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	August 2031	1+1 years	$19,500 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the NYSE American  under the symbol “TOPS.” The current address of our principal executive office is 20 Iouliou Kaisara Str, 19002 Paiania, Athens, Greece. The telephone number of our principal executive office is +30 210 812 8107. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus supplement. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

S-6

THE OFFERING

Issuer	TOP Ships Inc., a Marshall Islands corporation

Common shares outstanding as of September 29, 2025	4,626,197 common shares

Common shares offered by us	Common shares having an aggregate offering amount of up to $5,800,000.

Preferred share purchase rights	Our common shares include preferred share purchase rights, as described in the section of this prospectus supplement entitled “Description of Capital Stock-Stockholders Rights Agreement.”

Manner of offering	“At-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the NYSE American or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. See “Plan of Distribution.”

Use of proceeds	The net proceeds of this offering, after deducting the transaction fee payable to the Sales Agent and our estimated offering expenses, will be for general corporate purposes, which may include, among other things, the acquisition of additional vessels in accordance with our business strategy. However, we currently have not identified any potential acquisitions, and we can provide no assurance that we will complete the acquisition of any additional vessels that we are able to identify. See “Use of Proceeds.”

Risk factors	Investing in our common shares involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our common shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.

Listing	Our common shares are traded on the NYSE American under the symbol “TOPS.”

S-7

RISK FACTORS

An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 14, 2025 (our “Annual Report”) and incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

Risks Related to our Common Shares and this Offering

Our share price may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.

The market price of our common shares has fluctuated widely since our common shares began trading in July of 2004 until April 2024 on the Nasdaq Capital Market (“Nasdaq”) followed by trading on the NYSE American commencing in April 2024.

The market price of our common shares is affected by a variety of factors, including:

•	fluctuations in interest rates;

•	fluctuations in the availability or the price of oil and chemicals;

•	fluctuations in foreign currency exchange rates;

•	announcements by us or our competitors;

•	changes in our relationships with customers or suppliers;

•	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in our industry;

•	changes in United States or foreign tax laws;

•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the wars between Russia and Ukraine and between Israel and Hamas or the Houthi crisis in and around the Red Sea.

•	actual or anticipated fluctuations in our operating results from period to period;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	market conditions in the shipping industry and the general state of the securities markets;

•	mergers and strategic alliances in the shipping industry;

•	changes in government regulation;

•	a general or industry-specific decline in the demand for, and price of, shares of our common shares resulting from capital market conditions independent of our operating performance;

•	the loss of any of our key management personnel;

•	our failure to successfully implement our business plan;

•	issuance of shares; and

•	stock splits / reverse stock splits.

In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to international conflicts in Ukraine and the Middle East, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. Within 2025, the intra-day price of our common shares reached a high of $11.47 on June 4, 2025 and a low of $5.00 on June 16, 2025. This market and share price volatility relating to general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.

In addition, the market price and trading volume of our common shares have very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. We believe certain past instances of trading volatility reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. Such volatility could cause purchasers of our common shares to incur substantial losses. We are unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our common shares unless you are prepared to incur the risk of incurring substantial losses.

S-8

A portion of our common shares may be traded by short sellers which may put pressure on the supply and demand for our common shares, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to sudden extreme price volatility in our common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.

Further, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

There is no guarantee of a continuing public market for you to resell our common shares.

Our common shares currently trade on the NYSE American. We cannot assure you that an active and liquid public market for our common shares will continue and you may not be able to sell your common shares in the future at the price that you paid for them or at all. The price of our common shares may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the shipping industry;

•	market conditions in the shipping industry and the general state of the securities markets;

•	changes in government regulation;

•	shortfalls in our operating results from levels forecast by securities analysts; and

•	announcements concerning us or our competitors.

Further, a lack of trading volume in our stock may affect investors’ ability to sell their shares. Our common shares have periodically had low daily trading volumes in the market. As a result, investors may be unable to sell all or any of their shares in the desired time period, or may only be able to sell such shares at a significant discount to the previous closing price.

The NYSE American may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

Our common shares are listed on the NYSE American. In order to maintain our listing, we must generally maintain certain share price, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American’s listing requirements; if an issuer’s common stock sells at what the NYSE American considers a “low selling price” for a substantial period of time; or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. It is possible that we could fail to satisfy one or more of these requirements. We may receive notices from the NYSE American that we have failed to meet its requirements, and proceedings to delist our shares could be commenced. For example, during the period that our common shares traded on Nasdaq we have received in the past, and most recently on April 21, 2023 we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On some occasions we were able to regain compliance within the grace period prescribed by Nasdaq pursuant to a reverse stock split. For example, on September 29, 2023, we effectuated a 12-to-1 reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1) on October 16, 2023.

S-9

A decline in the closing price of our common shares on the NYSE American could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering. The net proceeds of this offering, after deducting the Sales Agent’s commissions and our estimated offering expenses, will be used for general corporate purposes (see “Use of Proceeds”). Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on several factors, including the market price of the common shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have issued common shares in the past through various transactions and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

We have already sold large quantities of our common shares and securities convertible into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. This offering is registered under a shelf registration statement on Form F-3 for the registered sale of up to $200 million of our securities.

In addition, our outstanding common stock purchase warrants issued on October 10, 2022 are exercisable to purchase up to 89,393 common shares at an exercise price of $81.00 per share, our outstanding Class C common stock purchase warrants issued on December 6, 2022 are exercisable to purchase up to 561,991 common shares at an exercise price of $16.20 per share and our outstanding common stock purchase warrants issued on February 16, 2023 are exercisable to purchase up to 837,094 common shares at an exercise price of $16.20 per share.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.

S-10

Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on the shares of our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of the shares of our common shares may decline.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our Third Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Investors may experience significant dilution as a result of this offering and future offerings.

We are selling up to 1,074,074 common shares, which is approximately 23% of our issued and outstanding common shares, through this offering pursuant to this prospectus supplement, assuming that all of the shares offered hereby are sold at a price per share of $5.40, which was the closing price per shares on the NYSE American on September 11, 2025. The purchasers may resell some or all of the shares of our common shares we issue to them and such sales could cause the market price of our common shares to decline. Under these circumstances, our existing shareholders would experience greater dilution.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

S-11

USE OF PROCEEDS

The net proceeds of this offering, after deducting the transaction fee payable to the Sales Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify.

S-12

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2024:

1.	on an actual basis;

2.	on an as adjusted basis to give effect to the following transactions which occurred between December 31, 2024 and September 11, 2025:

•	$10.55 million of scheduled debt repayments under the AVIC, CMBFL and Huarong facilities;

•	the transfer of $74.85 million of debt outstanding under the AVIC and Huarong facilities to Rubico Inc.(“Rubico”) upon the effect of the spin-off of Roman Empire Inc. and Athenean Empire Inc.(the “Spin-Off”). The distribution date for the common shares of Rubico was August 1, 2025;

3.	on an as further adjusted basis, to give effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 1,074,074 common shares using an assumed price of $5.40 per share, which is the closing price of our common shares on the NYSE American on September 11, 2025, resulting in assumed net proceeds of approximately $5.6 million (after deducting Agent’s commissions and estimated offering expenses). The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

(Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As further adjusted
Debt:(1)(2)
Current portion of long term debt	14,202	9,981	9,981
Non-current portion of long term debt	245,056	165,489	165,489
Total debt	259,258	175,470	175,470
Shareholders’ equity: (3)
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,626,197 shares issued and outstanding at December 31, 2024 and as adjusted and 5,700,271 common shares issued and outstanding as further adjusted	46	46	57
Preferred stock Series D, $0.01 par value; 100,000 shares issued and outstanding at December 31, 2023 as adjusted and as further adjusted	1	1	1
Additional paid-in capital	(306,706)	(306,706)	(306,706)
Accumulated deficit	451,079	451,079	456,658
Total Shareholders’ equity	144,420	144,420	150,010
Total capitalization	403,678	319,890	325,480

(1)	The capitalization table does not take into account any amortization of deferred finance fees incurred after December 31, 2024. The only adjustment related to unamortised deferred finance fees amounts to $1,612 and pertains to the unamortised deferred finance fees of the AVIC and Huarong facilities as of 31 December 2024, which were transferred to Rubico Inc. upon completion of the Spin-Off..

(2)	Our indebtedness (both current and non-current portions), is secured by titles on our vessels and is guaranteed by us.

(3)	The “As Adjusted” and “As Further Adjusted” Additional Paid-in Capital amounts presented herein do not reflect the impact of the Spin-Off, which took place on August 1, 2025, as the Company has not yet finalized its accounting for the Spin-Off. Based on preliminary information, the “As Adjusted” and “As Further Adjusted” Additional Paid-in Capital balances would be reduced by an amount representing the combined equity of Rubico Inc., Roman Empire Inc., and Athenean Empire Inc., which as of December 31, 2024 was $34,115. The final adjustment amount will be determined based on the balances as of August 1, 2025, once the accounting for the Spin-Off is finalized.

DESCRIPTION OF CAPITAL STOCK

You should carefully review the description of our share capital under the heading “Item 10. Additional Information” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 14, 2025, and incorporated by reference herein.

S-13

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 14, 2025, and incorporated by reference herein.

S-14

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $5,800,000 of our common shares from time to time solely through Maxim Group LLC acting as sales agent. A copy of the Distribution Agreement is filed as Exhibit 1.3 to the base prospectus and incorporated by reference herein.

Our common shares registered under this prospectus supplement are subject to sale under such agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Maxim may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for our common shares or to or through a market maker. Maxim may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim may terminate the Distribution Agreement and the offering of our common shares upon notice.

The transaction fee payable for sales of common shares will be up to 3.0% of the gross sales price of all common shares sold from time to time under the Distribution Agreement, such fee being subject to the terms and conditions of the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for reasonable and documented fees and expenses of its legal counsel in an amount not to exceed $40,000. Additionally, we have agreed to reimburse Maxim $7,500 for its legal fees on each Bringdown Date (as defined in the Distribution Agreement) while this offering is open.

Settlement for sales of common shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American. In connection with the sale of the common shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. Maxim may terminate the Distribution Agreement at any time upon written notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus supplement electronically.

S-15

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Legal Fees and Expenses	$15,000
Accountants’ Fees and Expenses	$10,000
Miscellaneous Costs	$11,000
Total	$36,000

S-16

LEGAL MATTERS

The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Watson Farley & Williams LLP, 120 West 45th Street, New York, New York 10019. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Sales Agent in this offering.

EXPERTS

The consolidated financial statements of Top Ships Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to the Top Ships Inc. annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.topships.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus supplement incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 14, 2025;

•	our report on Form 6-K filed with the Commission on April 15, 2025;

•	our report on Form 6-K filed with the Commission on June 4, 2025;

•	our report on Form 6-K filed with the Commission on June 5, 2025;

•	our report on Form 6-K filed with the Commission on June 26, 2025;

•	our report on Form 6-K filed with the Commission on July 31, 2025;

•	our report on Form 6-K filed with the Commission on August 6, 2025;

•	our report on Form 6-K filed with the Commission on August 20, 2025; and

•	our report on Form 6-K filed with the Commission on September 12, 2025.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

S-17

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:

TOP Ships Inc.

Iouliou Kaisara 20, Paiania, 19002, Athens, Greece

+30 210 812 8107 (telephone number)

These reports may also be obtained on our website at www.topships.org. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE American, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

S-18

Up to $5,800,000 of Common Shares

TOP Ships Inc.

PROSPECTUS SUPPLEMENT

Sole Sales Agent

Maxim Group LLC

The date of this prospectus supplement is                           , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The Third Amended and Restated Bylaws of the Company provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Company upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Section 60 of the BCA provides as follows:

(1)	Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

II-1

Item 9.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

II-2

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

II-3

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	– (f) Reserved

(g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

II-4

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

1.3	Equity Distribution Agreement, dated May 24, 2024, by and between the Company and Maxim(1)

4.1	Form of Common Share Certificate of the Company(2)

4.2	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company(3)

4.3	Statement of Designations, Preferences and Rights of the Series D Preferred Stock of the Company(4)

4.4	Certificate of Amendment to Certificate of Designation of Rights, Preferences and Privileges of Series D Preferred Stock of the Company(5)

4.5	Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, as of September 22, 2016(6)

4.6	Form of Warrant Agreement*

4.7	Form of Preferred Share Certificate*

4.8	Form of Purchase Contract*

4.9	Form of Rights Agreement*

4.10	Form of Senior Debt Securities Indenture(7)

4.11	Form of Subordinated Debt Securities Indenture(8)

4.12	Form of Unit Agreement*

4.13	Form of Deposit Agreement*

4.14	Form of Depositary Receipt*

4.15	Form of Common Stock Purchase Warrant issued February 16, 2023(10)

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts, rights, depositary shares and units***

5.2	Opinion of Watson Farley & Williams LLP as to the validity of the common shares offered pursuant to the Prospectus Supplement***

8.1	Opinion of Watson Farley & Williams LLP with respect to certain U.S. tax matters***

23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1, 5.2 and 8.1)

23.2	Consent of Independent Registered Public Accounting Firm***

24.1	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on September 12, 2025)***

25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**

25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**

107	Filing Fee Table***

II-5

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Previously filed.

(1)	Incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 6-K, filed on May 24, 2024.
(2)	Incorporated by reference to Exhibit 2.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2009.
(3)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(4)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed with the SEC on May 8, 2017
(5)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed with the SEC on December 4, 2020.
(6)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(7)	Incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form F-3 (Registration No. 333-234281), filed on October 21, 2019.
(8)	Incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form F-3 (Registration No. 333-234281), filed on October 21, 2019.
(9)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on October 11, 2022.
(10)	Incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 6-K, filed on December 14, 2022.
(11)	Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 6-K, filed on February 16, 2023.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on September 29, 2025.

TOP SHIPS INC.

By:	/s/ Evangelos J. Pistiolis
Name:	Evangelos J. Pistiolis
Title:	Chief Executive Officer

II-7

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 29, 2025, in the capacities indicated.

Signature	Title

/s/ Evangelos J. Pistiolis	Director, President and Chief Executive Officer (Principal Executive Officer)
Evangelos J. Pistiolis

/s/ Alexandros Tsirikos	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alexandros Tsirikos

*	Director
Konstantinos Karelas

*	Director
Maria Zoupou

*	Director
Paolo Javarone

* Pursuant to Power of Attorney

By:
/s/ Evangelos J. Pistiolis
Evangelos J. Pistiolis
Attorney-in-Fact

II-8

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Top Ships Inc., has signed this registration statement in the City of Newark, State of Delaware on September 29, 2025.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director